UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 20, 2007

______________________________

NEW WORLD BRANDS, INC.
(Exact name of registrant as specified in its charter)

                                 Delaware                033-91432                02-0401674
                            (State or other jurisdiction               (Commission                   (IRS Employer
                     of incorporation)                   File Number)                Identification No.)

340 West Fifth Avenue, Eugene, Oregon 97401
(Address of principal executive offices)

(541) 868-2900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective August 20, 2007, Noah Kamrat resigned as a member of the Board of the Directors of New World Brands, Inc. (the “Company”).  Noah Kamrat continues to serve as President and Chief Operating Officer of the Company.

On and effective August 20, 2007, at a special meeting of the Board of Directors and immediately following the acceptance of the resignation of Noah Kamrat as a member of the Board of Directors of the Company, Dr. Selvin Passen, M.D., was elected by the Board of Directors of the Company, in accordance with the Company’s Bylaws, as a member of the Board of the Directors, to serve as a Class II director.  Dr. Passen previously served as a member of the Company’s Board of Directors from May 19, 2004 to September 15, 2006.  As a member of the Company’s Board of Directors, Dr. Selvin Passen will serve on the Company’s Audit Committee.  Dr. Selvin Passen is a principal of P&S Spirit, LLC, a Nevada limited liability company (“P&S Spirit”), holding a 50% member interest therein.  On March 30, 2007, the Company and P&S Spirit entered into a Term Loan and Security Agreement (the “Term Loan”), as reported in more detail on the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2007.  The principal amount of the Term Loan was originally $1,000,000, and as of August 23, 2007, was $500,000.  Dr. Passen’s interest in the Term Loan was originally $500,000, and as of August 23, 2007, was $250,000.  On May 31, 2007, the Company and P&S Spirit entered into a Credit Line and Security Agreement (the “Credit Line”), as reported in more detail on the Company’s Form 8-K filed with the SEC on June 6, 2007.  The maximum available principal amount under the Credit Line is $1,050,000, and as of August 23, 2007, no principal had been borrowed by the Company on the Credit Line.  Dr. Passen’s interest in the Credit Line is a maximum of $525,000.  On July 25, 2007, P&S Spirit executed a form of lender consent, by which the Company agreed to repay the Term Loan in two installments: the first, in the amount of $500,000, was made on August 10, 2007 and the second, in the amount of $500,000, is required to be made if and when the Company secures additional debt financing from TELES AG Informationstechnologien, all as reported in more detail in the Company’s Form 8-K filed with the SEC on August 1, 2007.  Dr. Passen’s interest in the first installment of the Term Loan was $250,000, and his interest in the second installment will be $250,000.  On December 29, 2006, the Company and P&S Spirit entered into an Amended and Restated Stock Subscription and Share Transfer Agreement (the “Subscription Agreement”), as reported in more detail on the Company’s Form 8-K filed with the SEC on January 8, 2007, which Subscription Agreement was subsequently amended on May 31, 2007 pursuant to the First Amendment to Amended and Restated Stock Subscription and Share Transfer Agreement (the “Amended Subscription Agreement”), as reported in more detail in the Company’s Form 8-K filed with the SEC on June 6, 2007.  The total value of the Subscription Agreement was $5,000,000.  The total amount invested by P&S Spirit pursuant to the Subscription Agreement was $5,000,000; Dr. Passen’s interest in the investment, therefore, was $2,500,000.  The total amount invested by P&S Spirit pursuant to the Amended Subscription Agreement was $5,000,000; Dr. Passen’s interest in the investment, therefore, was $2,500,000.

Immediately following the election of Dr. Selvin Passen, M.D., to the Company’s Board of Directors, Shehryar Wahid, who serves as Chief Financial Officer and Secretary of the Company, was elected by the Board of Directors of the Company, in accordance with the Company’s Bylaws, as a member of the Board of Directors of the Company, to serve as a Class II director.  Mr. Wahid continues to serve as Chief Financial Officer and Secretary of the Company; he also continues to serve on the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                NEW WORLD BRANDS, INC.

                By: /s/ M. David Kamrat
                       Name: M. David Kamrat
                       Title:   Chief Executive Officer

Date:   August 24, 2007